                                                                      EXHIBIT 11

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                 (Amounts in millions, except per-share amounts)

                                                                     Three Months Ended                Six Months Ended
                                                                                June 30                         June 30
                                                          -----------------------------   -----------------------------
                                                                   1999            1998             1999           1998
------------------------------------------------------    -------------    ------------   --------------   ------------
BASIC EARNINGS PER SHARE
Income (loss) from continuing operations                  $          12    $        186   $          (45)  $        325
Preferred stock dividends                                            (3)             (5)              (7)            (9)
                                                          -------------    ------------   --------------   ------------
Earnings (loss) from continuing operations
    applicable to common stock                                        9             181              (52)           316
Discontinued operations, net                                         --              --               --             38
Extraordinary loss, net                                              (3)             --               (3)            --
Cumulative effect of changes in
    accounting principles, net                                       --              --              (13)            --
                                                          -------------    ------------   --------------   ------------
Earnings (loss) applicable to common stock                $           6    $        181   $          (68)  $        354
                                                          =============    ============   ==============   ============
Weighted average common shares outstanding                        348.4           359.1            348.1          351.8
                                                          =============    ============   ==============   ============
Basic earnings per share
    Income (loss) from continuing operations              $         .03    $        .51   $         (.15)  $        .90
    Discontinued operations, net                                     --              --               --            .11
    Extraordinary loss, net                                        (.01)             --             (.01)            --
    Cumulative effect of changes in
      accounting principles, net                                     --              --             (.04)            --
                                                          -------------    ------------   --------------   ------------
      Basic earnings (loss) per common share              $         .02    $        .51   $         (.20)  $       1.01
                                                          =============    ============   ==============   ============

DILUTED EARNINGS PER SHARE
Earnings (loss) from continuing operations
    applicable to common stock                            $           9    $        181   $          (52)  $        316
Dividends applicable to dilutive preferred stock                     --               5               --              9
                                                          -------------    ------------   --------------   ------------
                                                                      9             186              (52)           325
Discontinued operations, net                                         --              --               --             38
Extraordinary loss, net                                              (3)             --               (3)            --
Cumulative effect of changes in
    accounting principles, net                                       --              --              (13)            --
                                                          -------------    ------------   --------------   ------------
Earnings (loss) applicable to common stock                $           6    $        186   $          (68)  $        363
                                                          =============    ============   ==============   ============

Weighted average common shares outstanding                        348.4           359.1            348.1          351.8
Dilutive effect of exercise of options outstanding                   .1              .8               --             .7
Dilutive effect of convertible preferred stock                       --            16.5               --           16.5
                                                          -------------    ------------   --------------   ------------
                                                                  348.5           376.4            348.1          369.0
                                                          =============    ============   ==============   ============
Diluted earnings per share
    Income (loss) from continuing operations              $         .03    $        .49   $         (.15)  $        .88
    Discontinued operations, net                                     --              --               --            .10
    Extraordinary loss, net                                        (.01)             --             (.01)            --
    Cumulative effect of changes in
      accounting principles, net                                     --              --             (.04)            --
                                                          -------------    ------------   --------------   ------------
      Diluted earnings (loss) per common share            $         .02    $        .49   $         (.20)  $        .98
======================================================    =============    ============   ==============   ============

                OCCIDENTAL PETROLEUM CORPORATION AND SUBSIDIARIES
                        COMPUTATION OF EARNINGS PER SHARE
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 1999 AND 1998
                 (Amounts in millions, except per-share amounts)


The following items were not included in the computation of diluted earnings per share because their effect was antidilutive:

                                                      Three Months Ended                               Six Months Ended
                                                                 June 30                                        June 30
                            --------------------------------------------   --------------------------------------------
                                              1999                  1998                     1999                  1998
                            ----------------------  --------------------   ----------------------  --------------------
STOCK OPTIONS
    Number of shares                           3.3                    .2                      4.4                    .2
    Price range per share       $21.250 -- $29.625    $28.375 -- $29.625       $17.750 -- $29.625    $28.375 -- $29.625
    Expiration range            8/20/99 -- 4/29/08    8/20/99 -- 1/14/00       8/20/99 -- 4/29/08    8/20/99 -- 1/14/00
CONVERTIBLE PREFERRED
   STOCK $3.00
    Number of shares                          11.5                    --                     11.5                    --
    Dividends paid                              $3                    --                       $7                    --
--------------------------- ----------------------  --------------------   ----------------------  --------------------